UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2026

Magnolia Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-281796	99-2913448
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2900 Clearview Parkway, Metairie, Louisiana	70006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 455-2444

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item	4.01	Changes in Registrant’s Certifying Accountant

On January 22, 2026 (the "Notice Date"), Magnolia Bancorp, Inc. (the “Company”) notified EisnerAmper LLP that it was not being re-hired as the Company's independent registered public accounting firm for calendar 2026. EisnerAmper LLP will continue to complete its audit of the Company’s consolidated financial statements for 2025. The decision to change the Company's independent registered public accounting firm was approved by the Audit Committee of the Company's Board of Directors.

EisnerAmper LLP performed audits of the financial statements of Mutual Savings and Loan Association (the “Association”) for the years ended December 31, 2024 and 2023. The Association completed its conversion from mutual to stock form in January 2025 and became a wholly owned subsidiary of the Company upon completion of the conversion. EisnerAmper LLP’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2024 and from December 31, 2024 through the Notice Date, there were no (i) disagreements between the Company (including the Association) and EisnerAmper LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused EisnerAmper LLP to make reference to the subject matter of such disagreements in connection with its report on the Association’s financial statements for calendar 2024 and 2023 or its upcoming report on the Company’s consolidated financial statements for 2025, or (ii) "reportable events," as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, except with respect to clause (ii) for the disclosure of the material weaknesses in the Company’s (including the Association’s) internal control over financial reporting as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company furnished EisnerAmper LLP with a copy of this report prior to filing with the SEC and requested that EisnerAmper LLP furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to EisnerAmper LLP’s audit services and engagement as the independent registered public accounting firm for the Company for 2025 and for the Association for 2024 and 2023. EisnerAmper LLP has furnished a letter addressed to the SEC dated January 28, 2026, a copy of which is attached hereto as Exhibit 16.1.

On January 22, 2026, the Company notified Mauldin & Jenkins, LLC that it had been selected to serve as the Company's independent registered public accounting firm for the year ending December 31, 2026.  Mauldin & Jenkins’ appointment for the 2026 audit will become effective following satisfactory completion of Mauldin & Jenkins’ client acceptance procedures and execution of an engagement letter.

During the two years ended December 31, 2024 and from December 31, 2024 through the Notice Date, neither the Company nor anyone on its behalf has consulted Mauldin & Jenkins, LLC with respect to any accounting or auditing issues involving the Company or the Association. In particular, there was no discussion with the Company or the Association regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's or the Association’s financial statements, or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K, with EisnerAmper LLP, or a "reportable event" as described in Item 304(a)(1)(v) of the Regulation S-K, except that the Company notified Mauldin & Jenkins that material weaknesses in internal controls existed as of December 31, 2024 and 2023.

Item	9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from EisnerAmper LLP to the Securities and Exchange Commission, dated January 28, 2026
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA BANCORP, INC.

Date: January 28, 2026	By:	/s/ Michael L. Hurley
Michael L. Hurley
President and Chief Executive Officer

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